SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007
PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51029 (Commission File Number)	54-2040171 (IRS Employer Identification No.)
12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190
(Address of principal executive offices)
(703) 464-6300
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 12, 2007, the Board of Directors of PRA International (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into in the near future with each of the Company’s directors and the following officers: Terrance J. Bieker, Chief Executive Officer; Colin Shannon, President and Chief Operating Officer; Linda Baddour, Executive Vice President and Chief Financial Officer; David W. Dockhorn, Executive Vice President, Global Clinical Operations; Monika Pietrek, Executive Vice President, Scientific and Medical Affairs; and Willem Jan Drijfhout, Senior Vice President, Early Development Services. The Company’s Board of Directors further authorized the Company to enter into an Indemnification Agreement with future directors and certain officers of the Company that may be selected from time to time by the Company.
     The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s certificate of incorporation and bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement.
     A form of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Indemnification Agreement contained herein is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events.
     On June 14, 2007, the Company issued a press release a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
99.1	Press Release dated June 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRA International
By:	/s/ Spiro Fotopoulos
Spiro Fotopoulos, Esq.
Vice President, Legal Affairs

Dated: June 14, 2007